Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Margaret Boyce
312-255-5784
margaret.boyce@diamondconsultants.com
Media Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND REPORTS SECOND QUARTER FISCAL YEAR 2010 RESULTS
Second Quarter Net Revenue Increased 15% Sequentially to $43.6 million
Third Quarter Net Revenue Expected to Increase to $43.5 million to $45.5 million
CHICAGO, November 4, 2009—Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management and technology consulting firm, today announced results for its second quarter of fiscal year 2010 (ended September 30, 2009).
•	Second quarter net revenue was $43.6 million compared with $37.9 million in the first quarter of fiscal year 2010 and $40.5 million in the second quarter of fiscal year 2009.

•
Second quarter diluted earnings from continuing operations was $0.07 per share, compared with $0.03 per share in the first quarter of fiscal year 2010 and $0.02 per share in the second quarter of fiscal year 2009.

•	Second quarter free cash flow was $10.8 million, compared with $3.6 million in the first quarter of fiscal year 2010 and $4.7 million in the second quarter of fiscal year 2009.

•	Third quarter net revenue is expected to be in the range of $43.5 million to $45.5 million.
“We delivered a strong second quarter on nearly all dimensions, driven by increased demand in both the U.S. and the U.K,” said Adam Gutstein, President and CEO of Diamond. “This has been a difficult economic period for us and most companies and we believe that the worst is behind us. Today, demand is healthy, our client relationships are excellent, our industry knowledge and offerings are strong, and our people continue to be among the very best.”

Diamond Announces Second Quarter Fiscal Year 2010 Results
Financial Review
The Company’s second quarter financial results are summarized as follows:
Financial Results ($ in millions except Earnings per Share)

	Q2 FY10	Q1 FY10	Q2 FY09
Net Revenue	$43.6	$37.9	$40.5
Income from Continuing Operations before Income Tax (Pretax Income)	$3.7	$1.9	$2.1
Diluted Earnings Per Share from Continuing Operations	$0.07	$0.03	$0.02
Free Cash Flow	$10.8	$3.6	$4.7
EBITDA	$4.0	$2.4	$2.4
Second Quarter 2010
Net revenue for the quarter ended September 30, 2009 was $43.6 million up 15%, or 14% on a constant currency basis, compared with $37.9 million in the first quarter of fiscal year 2010 and up 8%, or 9% on a constant currency basis, compared with $40.5 million reported in the second quarter of the prior fiscal year.
Pretax income was $3.7 million in the second quarter compared with $1.9 million in the first quarter of fiscal year 2010 and $2.1 million in the second quarter of fiscal year 2009.
Income from continuing operations after taxes was $1.8 million, or $0.07 per diluted share. This compares with $0.8 million, or $0.03 per diluted share in the first quarter of fiscal year 2010 and $0.5 million, or $0.02 per diluted share in the second quarter of fiscal year 2009. Diluted weighted average shares outstanding was 27.7 million, compared with 27.4 million in the first quarter of fiscal year 2010 and 26.4 million in the second quarter of fiscal year 2009.
The effective tax rate was 51% in the second quarter compared with 55% in the first quarter of fiscal year 2010 and 75% in the second quarter of fiscal year 2009.
EBITDA (defined as income from continuing operations before interest, taxes, depreciation and amortization) was $4.0 million in the second quarter of fiscal year 2010 compared with $2.4 million in the first quarter of fiscal year 2010 and $2.4 million in the second quarter of fiscal year 2009.
Free cash flow (cash flow provided by operating activities less capital expenditures) in the second quarter of fiscal year 2010 was $10.8 million compared with $3.6 million in the first quarter and $4.7 million in the second quarter of fiscal year 2009. The Company ended the quarter with a cash and cash equivalents balance of $54.4 million.

Diamond Announces Second Quarter Fiscal Year 2010 Results
Business Metrics
The Company’s business metrics are summarized as follows:
Business Metrics

	Q2 FY10	Q1 FY10	Q2 FY09
Total Clients	61	61	64
Top 5 Client Concentration (% of Net Revenue)	37%	34%	35%
New Clients Added	8	10	10
Revenue Generated from New Clients	1%	6%	5%
Client-Serving Professionals (Quarter End)	486	441	495
Revenue per Professional (Annualized, $ in thousands)	$376	$335	$336
Chargeability	76%	74%	66%
Voluntary Attrition (Annualized)	8%	13%	9%
Total Headcount (Quarter End)	598	551	611
Revenue by Industry

	Q2 FY10	Q1 FY10	Q2 FY09
Financial Services	31%	33%	28%
Insurance	27%	24%	24%
Healthcare	21%	19%	18%
Enterprise*	17%	18%	27%
Public Sector	4%	6%	3%

*	The enterprise vertical includes telecommunications, consumer packaged goods, travel and entertainment, retail and distribution, and manufacturing and logistics.
Business Outlook
Third Quarter 2010
“We had a successful first half and we feel good about the state of our business today. While it is difficult to know how long the economy will take to establish a solid footing, it is in transition and we are pointed to a return to double digit annual revenue growth, pretax margins, and free cash flow as a percent of revenue,” said Gutstein.
The Company expects third quarter net revenue to be in the range of $43.5 to $45.5 million, pretax income of $3.7 to $4.3 million and GAAP EPS to be in the range of $0.07 to $0.08 per diluted share. The Company expects its stock based compensation expense to be $1.3 million, tax expense to be in a range of $1.9 to $2.1 million, and its weighted average share count to be approximately 27.5 million shares. Free cash flow is expected to be negative $8 million to negative $6 million.

Diamond Announces Second Quarter Fiscal Year 2010 Results
Conference Call
Diamond will host a conference call today, November 4, 2009, at 8:00 am CT to discuss the results of the quarter. The dial-in number for the conference call is 1-800-738-1032 for North American callers and 212-231-2904 for international callers. The replay will be available until November 11, 2009, and can be accessed by calling 402-977-9140, then entering passcode number 21440192. The call will be broadcast live and archived on Diamond’s web site at www.diamondconsultants.com.
About Diamond
Clients trust Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI) to help their companies grow, improve margins, and increase the productivity of their investments. Working together to design and execute business strategies that capitalize on changing market forces and technology, Diamond’s consultants are experts in helping clients attract and retain customers, increase the value of their information, and plan and execute projects that turn strategy into measurable results.
Diamond’s capabilities are rooted in deep strategy, technology, operations, and industry experience. The firm’s approach to client service is based on objectivity, collaboration, and an unwavering commitment to its clients’ best interests. Headquartered in Chicago, Diamond has offices in New York, Washington, D.C, Hartford, London, and Mumbai. To learn more visit: www.diamondconsultants.com.
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks and uncertainties and speak only as of the date of this release based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially, please refer to the risks and uncertainties identified in our filings with the SEC.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management believes the non-GAAP measures are useful to investors, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), please see the section entitled “Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures.”

Diamond Announces Second Quarter Fiscal Year 2010 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Net revenue	$40,506	$43,582	$79,319	$81,474
Reimbursable expenses	5,651	8,085	10,402	15,164

Total revenue	46,157	51,667	89,721	96,638

Project personnel expenses:
Project personnel costs before reimbursable expenses	29,479	31,610	59,889	60,232
Reimbursable expenses	5,651	8,085	10,402	15,164

Total project personnel expenses	35,130	39,695	70,291	75,396

Gross margin	11,027	11,972	19,430	21,242

Other operating expenses:
Professional development and recruiting	1,719	1,378	3,996	2,084
Marketing and sales	1,300	506	1,942	1,047
Management and administrative support	6,327	6,399	13,014	12,501
Restructuring recovery	(284)	—	(284)	—

Total other operating expenses	9,062	8,283	18,668	15,632

Income from operations	1,965	3,689	762	5,610

Other income (expense), net	131	16	285	(3)

Income from continuing operations before income taxes	2,096	3,705	1,047	5,607

Income tax expense (benefit)	1,575	1,877	(194)	2,932

Income from continuing operations after income taxes	521	1,828	1,241	2,675

Discontinued operations:
Gain from discontinued operations, net of income taxes	—	90	—	175

Net income	521	1,918	1,241	2,850

Basic income per share of common stock:
Income from continuing operations	$0.02	$0.07	$0.05	$0.10
Income from discontinued operations	—	0.00	—	0.01

Net income	$0.02	$0.07	$0.05	$0.10

Diluted income per share of common stock:
Income from continuing operations	$0.02	$0.07	$0.05	$0.10
Income from discontinued operations	—	0.00	—	0.01

Net income	$0.02	$0.07	$0.05	$0.10

Shares used in computing basic income per share of common stock	26,119	27,240	26,544	27,250

Shares used in computing diluted income per share of common stock	26,432	27,715	26,923	27,594
The following amounts of stock-based compensation expense (“SBC”) are included in each of the respective expense categories reported above:

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Project personnel costs before reimbursable expenses	$3,082	$898	$6,073	$1,739
Professional development and recruiting	31	8	57	20
Marketing and sales	69	118	146	209
Management and administrative support	624	311	1,240	684

Total SBC	3,806	1,335	7,516	2,652

Diamond Announces Second Quarter Fiscal Year 2010 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	September 30,
	2009	2009
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,112	$54,408
Accounts receivable, net of allowance of $566 and $644 as of March 31 and September 30, 2009, respectively	15,872	16,590
Deferred tax asset — current portion	6,747	1,447
Prepaid expenses and other current assets	2,802	3,623

Total current assets	71,533	76,068

Restricted cash	4,099	4,103
Computers, equipment, leasehold improvements and software, net	4,280	3,675
Deferred tax asset — long-term portion	7,757	6,275
Other assets	1,480	1,348

Total assets	$89,149	$91,469

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,595	$2,824
Income taxes payable — current portion	1,493	460
Accrued compensation	4,269	14,738
Accrued benefits	2,481	3,583
Other accrued liabilities	3,623	3,895

Total current liabilities	16,461	25,500

Deferred rent — long term portion	1,593	1,768
Net tax indemnification obligation	368	236
Accrued income tax liabilities — long-term portion	687	605

Total liabilities	19,109	28,109
Commitments and contingencies

Stockholders’ equity:
Common stock, net, 27,202 and 27,039 shares issued and outstanding as of March 31 and September 30, 2009, respectively	516,937	510,892
Accumulated other comprehensive loss	(4,636)	(4,287)
Accumulated deficit	(442,261)	(443,245)

Total stockholder s’ equity	70,040	63,360

Total liabilities and stockholders’ equity	$89,149	$91,469

Diamond Announces Second Quarter Fiscal Year 2010 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$521	$1,918	$1,241	$2,850
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring recovery	$(284)	$—	(284)	—
Depreciation and amortization	440	352	891	841
Stock-based compensation	3,806	1,335	7,516	2,652
Deferred income taxes	412	(58)	(48)	6,781
Excess tax benefits from employee stock plans	(3)	(25)	(17)	(30)
Changes in assets and liabilities:
Accounts receivable	(3,699)	(1,632)	(4,238)	(612)
Prepaid expenses and other	(752)	(655)	(860)	(765)
Accounts payable	123	(550)	(1,025)	(1,454)
Accrued compensation	1,805	10,150	(2,843)	10,481
Income taxes payable	787	(671)	(647)	(7,183)
Restructuring accrual	—	—	(55)	—
Other assets and liabilities	2,073	774	2,841	1,451

Net cash provided by operating activities	5,229	10,938	2,472	15,012

Cash flows from investing activities:
Decrease (increase) in restricted cash	(14)	(3)	3,100	(5)
Capital expenditures, net	(520)	(180)	(1,006)	(660)

Net cash provided by (used in) investing activities	(534)	(183)	2,094	(665)

Cash flows from financing activities:
Stock option and employee stock purchase plan proceeds	529	498	1,095	895
Payment of employee withholding taxes from equity transactions	(95)	(155)	(896)	(261)
Common stock cash dividends	—	(1,911)	—	(3,832)
Excess tax benefits from employee stock plans	3	25	17	30
Purchase of treasury stock	(5,666)	(2,819)	(10,530)	(3,099)

Net cash used in financing activities	(5,229)	(4,362)	(10,314)	(6,267)

Effect of exchange rate changes on cash	(483)	(60)	(417)	216

Net increase (decrease) in cash and cash equivalents	(1,017)	6,333	(6,165)	8,296

Cash and cash equivalents at beginning of period	48,119	48,075	53,267	46,112

Cash and cash equivalents at end of period	$47,102	$54,408	$47,102	$54,408

Non-cash financing activities:
Treasury stock repurchase obligation	$544	$531	$544	$531

Diamond Announces Second Quarter Fiscal Year 2010 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
UNAUDITED RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES TO EBITDA (1):

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Income from continuing operations after income taxes	$1,828	$847	$521
Depreciation and amortization	352	489	440
Interest income, net	(20)	(10)	(131)
Income tax expense	1,877	1,055	1,575

EBITDA	$4,037	$2,381	$2,405

(1)
EBITDA, defined as income from continuing operations before interest, taxes, depreciation and amortization, is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP). Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for share repurchases and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW (1):

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$10,938	$4,074	$5,229
Capital expenditures	(180)	(480)	(520)

Free cash flow	$10,758	$3,594	$4,709

(1)
Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, is a non -GAAP term. Management believes that by providing more visibility on free cash flow and reconciling to net cash provided by (used in) operating activities, the Company provides a consistent metric from which the quality of its business may be monitored. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.